                      SECURITIES AND EXCHANGE COMMISSION
                             Washington D.C. 20549

                                   Form 8-K

               Current Report Pursuant to Section 13 or 15(d) of
                          The Securities Act of 1934



Date of Report (Date of earliest event reported)  May 22, 1998
                                                  ------------


                          PREMIER LASER SYSTEMS, INC.
            ------------------------------------------------------
            (Exact name of registrant as specified in its charter)


         California                   0-25242                     33-0472684
----------------------------  ------------------------       -------------------
(State or other jurisdiction  (Commission File Number)        (I.R.S. Employer
      of incorporation)                                      Identification No.)


               3 Morgan, Irvine, California            92718
          ----------------------------------------   ----------
          (Address of principal executive offices)   (Zip Code)


Registrant's telephone number, including area code  (714) 859-0656
                                                    --------------


                                Not Applicable
                                --------------
        (Former name or former address, if changed since last report.)

ITEM 4.     CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT.

     On May 22, 1998, Ernst & Young LLP (the "Former Auditors"), informed the Chairman of the Board and Chief Executive Officer of Premier Laser Systems, Inc. (the "Company") and special counsel appointed by a special committee of the Company's Board of Directors that they resigned as the Company's independent auditors, and were withdrawing their report on the Company's consolidated financial statements for the year ended March 31, 1997.

     The withdrawn report on the Company's consolidated financial statements for the year ended March 31, 1997 did not contain any adverse opinion or disclaimer of opinion, nor was it qualified or modified as to uncertainty, audit scope, or accounting principles.

     The decision to resign was made by the Former Auditors and was neither approved nor disapproved by the Company's Board of Directors or its Audit Committee.

     In connection with the Former Auditor's audit of the fiscal year ended March 31, 1997 and through May 22, 1998, (i) there were no disagreements between the Company and the Former Auditors on any matter of accounting principles or practice, financial statement disclosure, or auditing scope or procedure, which disagreements if not resolved to the satisfaction of the Former Auditors would have caused them to make reference thereto in their report and (ii) there were no reportable events as defined in paragraph 304(a)(1)(v) of Regulation S-K, except as discussed in the following three paragraphs.

     Based on information provided by the Company's Chief Financial Officer, and reported to the Former Auditors by the Company's management and Board of Directors, on April 6, 1998 the Audit Committee engaged the Former Auditors to: review events involving a disputed transaction recorded as a $2.4 million sale to a new distributor in the fiscal quarter ended December 31, 1997; determine the appropriateness of recognizing revenue in the circumstances; and report their findings to the Audit Committee of the Board of Directors and to management. On April 21, 1998, the Former Auditors reported their preliminary conclusion that such sales recognition was improper based on the evidence they had reviewed and Company management explanations furnished through such date. The Former Auditors indicated, however, that further investigation should be undertaken. On April 24, 1998, the Former Auditors among other matters: reported their preliminary findings to the Board of Directors; recommended improvements in the Company's policies and procedures; and advised the Board of Directors to form a special committee of independent directors, assisted by special legal counsel, to investigate the circumstances, including possible improprieties, surrounding the recognition of the $2.4 million of sales revenue from the new distributor in the third quarter of fiscal 1998, and whether any improper revenue recognition transactions existed at the end of prior quarters of fiscal 1998 or at March 31, 1997, the end of the prior fiscal year. The Former Auditors also reported to the Board of Directors that they had identified several specific revenue transactions recorded in the year ended March 31 1997 that they believed should be included in the scope of the special committee's investigation. The Former Auditors stressed that any consequent personnel actions necessary to maintain or establish an effective internal control environment must be taken. Special counsel was engaged by the Special Committee following its formation on April 24, 1998 and discussed their preliminary findings and recommendations first with the Special Committee and then with the

Company's full Board of Directors on May 21, 1998. The Committee and the Company's full Board of Directors unanimously adopted each of the Former Auditor's recommendations concerning policies and procedures and authorized legal counsel to engage the Former Auditor to review the Company's financial statements for prior periods, including those for the year ended March 31, 1997.

     On May 22, 1998, special counsel met with the Former Auditors for the purpose of discussing the preliminary results of the Special Committee's investigation and the possible expansion of the scope of the investigation. Due in part to their inability to obtain timely and complete access to the Former Auditor's work papers, special counsel indicated that their procedures to date had been substantially limited to the $2.4 million sale recognized in December 1997. Certain limited information concerning the Special Committee's work to date was discussed; however, the detailed results of the Special Committee's preliminary investigation were not presented to the Former Auditor at that time because the Former Auditor indicated that it wanted to consider the information furnished and the Company's proposal for delivery of the detailed findings of the special investigation. The Former Auditors, after consideration of such information, expressed concerns with the overall direction of the preliminary conclusions and indicated that they had serious disagreements with the limited scope and breadth to date of the Special Committee's investigation. The Former Auditors concluded that given the circumstances they could not be effective in their role as auditors and further concluded it was appropriate to withdraw their report on the Company's consolidated financial statements for the year ended March 31, 1997.

     The Company believes that the investigation was conducted in full compliance with the Former Auditor's recommendations and the Company has indicated its willingness in the past, and continues to be willing, to expand its investigation beyond the disputed distributor transaction. The Company is presently interviewing potential replacement auditors, and is discussing these issues with such firms and other independent accounting advisors. The Company's new auditors, when engaged, will be asked to review all of the issues raised by the Former Auditor, including the impact of revenue recognition policies on the Company's reported results for the 1997 fiscal year.

     The Company has authorized the Former Auditors to respond fully to the inquiries of any new independent auditors engaged by the Company concerning the subject matter of these issues.

Signatures

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                         PREMIER LASER SYSTEMS, INC.

                                         /s/ COLETTE COZEAN
June 1, 1998                             _______________________________________
                                         Colette Cozean, Chief Executive Officer